Exhibit 99.1

RetailMeNot, Inc. Announces Fourth Quarter & Fiscal Year 2016 Financial Results

•	Fourth Quarter consolidated net revenues of $96.9 million

•	Fourth Quarter GAAP net income of $2.4 million and non-GAAP net income of $18.3 million

•	Fourth Quarter adjusted EBITDA of $29.7 million and adjusted EBITDA margins of 31%

•	Fourth Quarter GAAP EPS of $ 0.05 and non-GAAP EPS of $0.37

AUSTIN, Texas, February 14, 2017 — RetailMeNot, Inc. (NASDAQ:SALE), a leading savings destination connecting consumers with retailers, restaurants and brands, both online and in-store, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2016. In addition to this release, the company has also provided a prepared remarks document, which is available on the Investor Relations section of our website.

“During 2016 we continued to make strides toward our long-term goal of becoming a leading savings destination for consumers,” said Cotter Cunningham, CEO & Founder, RetailMeNot, Inc. “While the year had its challenges, we closed out the fourth quarter on a positive note and believe we are well positioned to capitalize on our initiatives in 2017 and beyond.”

Fourth Quarter 2016 Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the fourth quarter of 2015 unless otherwise noted. Amounts may not compute due to rounding.)

•	Core Segment

•	Total net revenues $78.3 million, down 6%.

•	In-store & advertising net revenues were up 23%, representing 34% of total core net revenues.

•	Mobile online transaction net revenues were up 8%, representing 12% of total core net revenues.

•	Desktop online transaction net revenues declined 20%, representing 53% of total core net revenues.

•	Segment operating income (“SOI”) was $30.6 million, representing SOI margins of 39%.

•	Total website visits were 189.8 million, down 12%.

•	Mobile visits in the quarter declined 2% to 91.8 million, representing 48% of total visits.

•	Desktop visits in the quarter declined 19% to 98.0 million.

•	Mobile unique visitors were flat at 23.1 million.

•	Gift Card Segment

•	Net revenues were $18.6 million.

•	Gross profit was $0.9 million, representing gross profit margins of 5%.

•	Consolidated Results (Core + Gift Card Segments)

•	Net revenues grew 17% to $96.9 million.

•	Net revenues from international markets were $14.8 million, representing 15% and 19% of consolidated and core segment total net revenues, respectively.

•	GAAP net income was $2.4 million, compared to GAAP net income of $9.0 million.

•	Non-GAAP net income was $18.3 million, compared to non-GAAP net income of $19.1 million.

•	GAAP EPS was $0.05 per share, based on 49.3 million fully-diluted, weighted-average shares outstanding, compared to GAAP EPS of $0.17 per share, based on 52.4 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.37 per share, based on 49.3 million fully-diluted, weighted-average shares outstanding, compared to $0.36 per share, based on 52.4 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $29.7 million, representing adjusted EBITDA margins of 31%, inclusive of our gift card segment, compared to adjusted EBITDA of $30.8 million, or adjusted EBITDA margins of 37%.

Full Year 2016 Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the full year 2015 unless otherwise noted. Amounts may not compute due to rounding.)

•	Core Segment

•	Total net revenues were $236.9 million, down 5%.

•	In-store & advertising net revenues were up 29%, representing 28% of total core net revenues.

•	Mobile online transaction net revenues were up 11%, representing 11% of total core net revenues.

•	Desktop online transaction net revenues declined 17%, representing 61% of total core net revenues.

•	Segment operating income (“SOI”) was $63.1 million, representing SOI margins of 27%.

•	Total website visits were 650.1 million, down 10%.

•	Mobile visits increased slightly to 298.3 million, representing 46% of total visits.

•	Desktop visits declined 16% to 351.8 million.

•	Gift Card Segment

•	Net revenues were $43.5 million.

•	Gross profit was $2.6 million, representing gross profit margins of 6%.

•	Consolidated Results (Core + Gift Card Segments)

•	Net revenues grew 13% to $280.4 million.

•	Net revenues from international markets were $48.7 million, representing 17% and 21% of consolidated and core segment total net revenues, respectively.

•	GAAP net income was $2.0 million, compared to GAAP net income of $11.8 million.

•	Non-GAAP net income was $34.2 million, compared to non-GAAP net income of $41.2 million.

•	GAAP EPS was $0.04 per share, based on 49.8 million fully-diluted, weighted-average shares outstanding, compared to GAAP EPS of $0.22 per share, based on 54.1 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.69 per share, based on 49.8 million fully-diluted, weighted-average shares outstanding, compared to $0.76 per share, based on 54.1 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $61.3 million, representing adjusted EBITDA margins of 22%, inclusive of our gift card segment, compared to adjusted EBITDA of $71.9 million, or adjusted EBITDA margins of 29%.

BUSINESS OUTLOOK

(All comparisons are made to the first quarter or full year of 2016, respectively, unless otherwise noted. Amounts may not compute due to rounding.)

First Quarter 2017 (ending March 31, 2017)

With respect to our core segment, we expect:

•	Total net revenues to be in the range of $49.0 to $53.0 million, reflecting a decline of 7% at the mid-point.

•	Segment operating income to be in the range of $8.5 to $12.5 million, representing SOI margins of 21% at the midpoint.

With respect to our gift card segment, we expect:

•	Net revenues to be in the range of $13.5 to $18.5 million.

•	Gross profit to be in the range of $700 to $970 thousand, or gross profit margins of 5% at the midpoint.

On a consolidated basis (Core + Gift Card Segments), we expect:

•	Net revenues to be in the range of $62.5 to $71.5 million.

•	Adjusted EBITDA to be in the range of $7.5 to $11.5 million, or adjusted EBITDA margins of 14% at the midpoint.

Full Year 2017 (ending December 31, 2017)

With respect to the core segment, we expect:

•	Total net revenues to be in the range of $223.5 to $238.5 million, reflecting a decline of 2% at the mid-point.

•	Segment operating income to be in the range of $54.0 to $65.0 million, representing SOI margins of 26% at the midpoint.

With respect to the gift card segment, we expect:

•	Net revenues to be in the range of $72.5 to $87.5 million.

•	Gross profit to be in the range of $4.0 to $4.8 million, or gross profit margins of 6% at the midpoint.

On a consolidated basis, we expect:

•	Net revenues to be in the range of $296.0 to $326.0 million.

•	Adjusted EBITDA to be in the range of $50.5 to $60.5 million, or adjusted EBITDA margins of 18% at the midpoint.

The above statements are based on current expectations and actual results may differ materially as explained under the caption “Forward-looking Statements” below. Information about RetailMeNot’s use of non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, is provided below under the caption “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its fourth quarter & fiscal year 2016 financial results and key operating metrics and its first quarter and fiscal year 2017 business outlook today at 7:00 a.m. Central Time (8:00 a.m. Eastern Time).

A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results.

Following completion of the call, a replay of the call will be available beginning at 9:30 a.m. Eastern Time on February 14, 2076. To listen to the telephone replay, call (877) 344-7529 within the US, or (412) 317-0088 if calling internationally. Access Code 10100598.

RetailMeNot uses its investor relations website (http://investor.retailmenot.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the investor relations website, in addition to following press releases, SEC filings, public conference calls and webcasts.

About RetailMeNot, Inc.

RetailMeNot, Inc. (http://www.retailmenot.com/corp/) is a leading savings destination connecting consumers with retailers, restaurants and brands, both online and in-store. The company enables consumers across the globe to find hundreds of thousands of digital offers to save money while they shop or dine out. During the 12 months ended December 31, 2016, RetailMeNot, Inc. experienced over 650 million visits to its websites. It also averaged 23.1 million mobile unique visitors per month during the three months ended December 31, 2016. RetailMeNot, Inc. estimates that approximately $4.4 billion in retailer sales were attributable to consumer transactions from paid digital offers in its marketplace in 2016, more than $600 million of which were attributable to its in-store solution. The RetailMeNot, Inc. portfolio of websites and mobile applications includes RetailMeNot.com in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk in the United Kingdom; ma-reduc.com and Poulpeo.com in France; and GiftCardZen.com and Deals2Buy.com in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.”

Key Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot Inc.’s websites from computers, smartphones, tablets or other mobile devices within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after 30 minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Visits for the period do not include interactions through our mobile applications or interactions with giftcardzen.com.

Mobile Unique Visitors. This amount represents the average number of mobile unique visitors per month for the three month period ended December 31, 2016. RetailMeNot counts each of the following as a mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a mobile unique visitor as they are tracked separately for each mobile domain. We measure mobile unique visitors with a combination of internal data sources and Google Analytics data.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this document includes references to adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, each of which is a non-GAAP financial measure. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

RetailMeNot has not reconciled adjusted EBITDA guidance to net income (loss) guidance because we do not provide guidance for third party acquisition-related costs or other operating expense, net interest income/expense, other non-operating income and expenses and income taxes, net of any foreign exchange income or expense. As these items cannot be reasonably predicted at this time, we are unable to provide such guidance. Accordingly a reconciliation to net income (loss) guidance is not available without unreasonable effort.

RetailMeNot defines adjusted EBITDA as net income (loss) plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot discloses adjusted EBITDA on a consolidated basis because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining compensation of certain of its executives. RetailMeNot believes adjusted EBITDA facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

RetailMeNot’s presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions) and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income (loss) and non-GAAP net income (loss) per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share alongside other financial performance measures, including various cash flow metrics, operating income (loss), net income (loss) and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues, adjusted EBITDA, segment operating income, gross profit and other financial performance, visits, mobile unique visitors, e-mail subscribers, other consumer engagement metrics, new product and content offerings and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines, to attract and retain users and to maintain or increase users’ engagement with its solutions; (2) the competitive environment for RetailMeNot’s business; (3) RetailMeNot’s ability to monetize digital offers through its mobile solutions; (4) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks and suppliers of gift cards; (5) RetailMeNot’s ability to obtain and maintain high quality digital offer content and maintain the positive perception of its brands, including with respect to its gift card business; (6) RetailMeNot’s ability to have access to gift card inventory sufficient to meet consumer demand; (7) RetailMeNot’s ability to manage the growth in scope and complexity of its business, including accurately planning and forecasting its financial results; (8) consumer adoption of the electronic sale of discount gift cards or the continued attractiveness of discount gift cards; (9) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations related to gift cards and imposing sales tax on e-commerce; (10) RetailMeNot’s ability to retain its existing management team and other key employees; (11) RetailMeNot’s ability to use and protect consumer data and to protect its intellectual property; (12) RetailMeNot’s ability to manage international business uncertainties; (13) the impact and integration of current and future acquisitions; and (14) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its quarterly report on Form 10-Q filed with the SEC on November 1, 2016. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

Anne Bawden

RetailMeNot, Inc.

abawden@rmn.com

(415) 200-8654

Media Contact

Michelle Skupin

RetailMeNot, Inc.

mskupin@rmn.com

(808) 224-3215

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net revenues	$96,885	$83,139	$280,421	$249,115
Cost of net revenues (1)	23,165	4,871	61,511	19,904

Gross profit	73,720	78,268	218,910	229,211
Operating expenses:
Product development (1)	13,705	12,177	52,283	51,580
Sales and marketing (1)	27,975	33,173	98,209	99,380
General and administrative (1)	12,288	10,906	42,731	39,813
Amortization of purchased intangible assets	2,497	2,488	9,466	10,664
Other operating expenses	2,213	2,334	7,547	4,616

Total operating expenses	58,678	61,078	210,236	206,053

Income from operations	15,042	17,190	8,674	23,158

Other income (expense):
Interest expense, net	(559)	(539)	(2,275)	(1,988)
Other income (expense), net	(344)	(14)	288	(315)

Income before income taxes	14,139	16,637	6,687	20,855
Provision for income taxes	(11,778)	(7,600)	(4,719)	(9,007)

Net income	$2,361	$9,037	$1,968	$11,848

Net income per share:
Basic	$0.05	$0.17	$0.04	$0.22

Diluted	$0.05	$0.17	$0.04	$0.22

Weighted average number of common shares used in computing net income per share:
Basic	48,202	51,782	48,724	53,076

Diluted	49,331	52,406	49,824	54,099

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations (continued)

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
(1) Includes stock-based compensation as follows:
Cost of net revenues	$482	$568	$1,846	$2,211
Product development	2,301	2,200	8,367	8,667
Sales and marketing	1,518	1,598	5,360	6,254
General and administrative	2,952	2,437	10,608	9,762

Total	$7,253	$6,803	$26,181	$26,894

RetailMeNot, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$2,361	$9,037	$1,968	$11,848
Depreciation and amortization	4,908	4,389	18,146	17,131
Stock-based compensation expense	7,253	6,803	26,181	26,894
Third party acquisition-related costs	239	36	727	91
Other operating expenses	2,213	2,334	7,547	4,616
Interest expense, net	559	539	2,275	1,988
Other (income) expense, net	344	14	(288)	315
Provision for income taxes	11,778	7,600	4,719	9,007

Adjusted EBITDA	$29,655	$30,752	$61,275	$71,890

RetailMeNot, Inc.

Reconciliation of Non-GAAP Net Income and Non-GAAP Diluted EPS

(Unaudited, in thousands, except per share data and percentage rates)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP Income before income taxes	$14,139	$16,637	6,687	20,855
GAAP Provision for income taxes	(11,778)	(7,600)	(4,719)	(9,007)

GAAP Net income	$2,361	$9,037	$1,968	$11,848
Non-GAAP adjustments to net income:
Amortization of purchased intangibles	2,497	2,488	9,466	10,664
Stock-based compensation expense	7,253	6,803	26,181	26,894
Third party acquisition-related costs	239	36	727	91
Other operating expenses	2,213	2,334	7,547	4,616
Less: Tax effect of adjustments above	3,693	(1,622)	(11,730)	(12,947)

Total non-GAAP net income	$18,256	$19,076	$34,159	$41,166

Diluted net income per share:
GAAP	$0.05	$0.17	$0.04	$0.22

Non-GAAP	$0.37	$0.36	$0.69	$0.76

Shares used in non-GAAP diluted EPS calculation:
Weighted-average shares outstanding used in calculating GAAP diluted EPS	49,331	52,406	49,824	54,099

Additional dilutive securities for non-GAAP diluted EPS	—	—	—	—

Weighted-average shares outstanding used in calculating non-GAAP diluted EPS	49,331	52,406	49,824	54,099

Reconciliation of non-GAAP effective tax rate:
GAAP Effective tax rate	83.3%	45.7%	70.6%	43.2%
Tax effect of non-GAAP adjustments to net income	-52.6%	-13.1%	-38.1%	-8.4%

Non-GAAP effective tax rate	30.7%	32.6%	32.5%	34.8%

RetailMeNot, Inc.

Segment Results

(Unaudited, in thousands)

	Three Months Ended December 31, 2016
	Core	Gift Cards	Unallocated	Total
Net revenues	$78,261	$18,624	$—	$96,885
Cost of net revenues	4,983	17,682	500	23,165

Gross profit	73,278	942	(500)	73,720
Operating expenses:
Product development	9,722	399	3,584	13,705
Sales and marketing	25,746	683	1,546	27,975
General and administrative	7,164	851	4,273	12,288
Amortization of purchased intangible assets	—	—	2,497	2,497
Other operating expenses	—	—	2,213	2,213

Total operating expenses	42,632	1,933	14,113	58,678

Income (loss) from operations	$30,646	$(991)	$(14,613)	$15,042

	Three Months Ended December 31, 2015
	Core	Gift Cards	Unallocated	Total
Net revenues	$83,139	$—	$—	$83,139
Cost of net revenues	4,163	—	708	4,871

Gross profit	78,976	—	(708)	78,268
Operating expenses:
Product development	8,903	—	3,274	12,177
Sales and marketing	31,210	—	1,963	33,173
General and administrative	8,111	—	2,795	10,906
Amortization of purchased intangible assets	—	—	2,488	2,488
Other operating expenses	—	—	2,334	2,334

Total operating expenses	48,224	—	12,854	61,078

Income (loss) from operations	$30,752	$—	$(13,562)	$17,190

	Year Ended December 31, 2016
	Core	Gift Cards	Unallocated	Total
Net revenues	$236,874	$43,547	$—	$280,421
Cost of net revenues	18,426	40,922	2,163	61,511

Gross profit	218,448	2,625	(2,163)	218,910
Operating expenses:
Product development	38,123	944	13,216	52,283
Sales and marketing	90,658	1,477	6,074	98,209
General and administrative	26,563	2,033	14,135	42,731
Amortization of purchased intangible assets	—	—	9,466	9,466
Other operating expenses	—	—	7,547	7,547

Total operating expenses	155,344	4,454	50,438	210,236

Income (loss) from operations	$63,104	$(1,829)	$(52,601)	$8,674

	Year Ended December 31, 2015
	Core	Gift Cards	Unallocated	Total
Net revenues	$249,115	$—	$—	$249,115
Cost of net revenues	17,170	—	2,734	19,904

Gross profit	231,945	—	(2,734)	229,211
Operating expenses:
Product development	39,409	—	12,171	51,580
Sales and marketing	91,772	—	7,608	99,380
General and administrative	28,874	—	10,939	39,813
Amortization of purchased intangible assets	—	—	10,664	10,664
Other operating expenses	—	—	4,616	4,616

Total operating expenses	160,055	—	45,998	206,053

Income (loss) from operations	$71,890	$—	$(48,732)	$23,158

RetailMeNot, Inc.

Reconciliation of Unallocated Expenses

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Depreciation expense	$2,411	$1,901	$8,680	$6,467
Stock-based compensation expense	7,253	6,803	26,181	26,894
Third party acquisition-related costs	239	36	727	91
Amortization of purchased intangible assets	2,497	2,488	9,466	10,664
Other operating expenses	2,213	2,334	7,547	4,616

Total Unallocated expenses	$14,613	$13,562	$52,601	$48,732

RetailMeNot, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	As of December 31, 2016	As of December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$216,858	$259,769
Accounts receivable, net	66,424	67,504
Inventory	9,529	—
Prepaids and other current assets, net	10,485	9,959

Total current assets	303,296	337,232
Property and equipment, net	24,800	21,382
Intangible assets, net	55,046	61,245
Goodwill	190,882	174,725
Other assets, net	7,983	8,040

Total assets	$582,007	$602,624

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,372	$8,713
Accrued compensation and benefits	13,104	10,136
Accrued expenses and other current liabilities	5,104	7,155
Income taxes payable	7,564	5,109
Current maturities of long term debt	10,000	10,000

Total current liabilities	45,144	41,113

Deferred tax liability—noncurrent	1,027	1,498
Long term debt	51,106	60,872
Other noncurrent liabilities	9,121	7,752

Total liabilities	106,398	111,235

Stockholders’ equity:
Common stock	48	51
Additional paid-in capital	480,333	495,151
Accumulated other comprehensive loss	(7,810)	(4,883)
Retained earnings	3,038	1,070

Total stockholders’ equity	475,609	491,389

Total liabilities and stockholders’ equity	$582,007	$602,624

RetailMeNot, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$2,361	$9,037	$1,968	$11,848
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization expense	4,908	4,389	18,146	17,131
Stock based compensation expense	7,253	6,803	26,181	26,894
Excess income tax benefit from stock-based compensation	(25)	(41)	(160)	(1,374)
Deferred income tax benefit	(1,882)	(1,087)	(291)	(849)
Non-cash interest expense	116	102	440	407
Impairment of assets	786	2,340	1,620	2,340
Amortization of deferred compensation	1,435	—	5,944	2,297
Other non-cash (gains) losses, net	361	(746)	(1,355)	223
Provision for doubtful accounts receivable	1,085	867	1,344	783
Changes in operating assets and liabilities:			—	—
Accounts receivable, net	(26,775)	(28,081)	(1,761)	161
Inventory	(6,363)	—	(8,796)	—
Prepaid expenses and other current assets, net	8,210	3,823	(1,104)	(1,123)
Accounts payable	3,145	4,881	667	4,035
Accrued expenses and other current liabilities	2,792	6,839	(3,242)	(3,222)
Other noncurrent assets and liabilities	(1,922)	(895)	(712)	938

Net cash (used in) provided by operating activities	(4,515)	8,231	38,889	60,489
Cash flows from investing activities:
Payments for acquisition of businesses, net of acquired cash	239	—	(20,729)	—
Proceeds from sale of property and equipment	8	9	30	23
Purchase of other assets	—	(35)	(44)	(4,337)
Purchase of non-marketable investment	—	—	—	(4,000)
Purchase of property and equipment	(2,980)	(2,162)	(12,192)	(10,903)

Net cash used in investing activities	(2,733)	(2,188)	(32,935)	(19,217)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	—	—	—	29,950
Payments on notes payable	(2,500)	(2,500)	(10,000)	(7,500)
Payment of offering costs related to public offerings	—	—	—	—
Excess income tax benefit from stock-based compensation and other	25	41	160	1,374
Payments of principal on capital lease arrangements	—	—	(67)	(7)
Payments for repurchase of common stock	(7,775)	(14,065)	(36,209)	(52,873)
Proceeds from issuance of common stock, net of tax payments related to net share settlement of equity awards	(330)	(164)	(1,899)	4,166

Net cash used in financing activities	(10,580)	(16,688)	(48,015)	(24,890)
Effect of foreign currency exchange rate on cash	(581)	(291)	(850)	(1,095)

Change in cash and cash equivalents	(18,409)	(10,936)	(42,911)	15,287
Cash and cash equivalents, beginning of period	235,267	270,705	259,769	244,482

Cash and cash equivalents, end of period	$216,858	$259,769	$216,858	$259,769